UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2024
Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Top of Form
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2024, the Federal Home Loan Bank of Topeka (“FHLBank”) announced the election of Milroy A. Alexander, Kyle J. Heckman, Lynn Jenkins, and Christopher D. Wente to its Board of Directors. The election of these directors was reported under Item 5.02 of FHLBank’s Current Report on Form 8-K dated November 5, 2024. At the time of such report, the committees of FHLBank’s Board of Directors to which these directors would be named had not been determined, and FHLBank had not yet received non-objection from the Federal Housing Finance Agency (“FHFA”) for its 2025 Board of Directors Compensation Policy.

This Form 8-K/A reports that on December 20, 2024, the chair of FHLBank’s Board of Directors approved the following committee assignments for 2025:

Audit
Holly Johnson, Chair
Milroy A. Alexander
Kyle J. Heckman
Thomas E. Henning
Lynn Jenkins
Craig A. Meader
Douglas E. Tippens

Compensation, People and Inclusion
Thomas E. Henning, Chair
Milroy A. Alexander
Steve G. Bradshaw
Barry J. Lockard
Jeffrey R. Noordhoek
Carla D. Pratt
Douglas E. Tippens
Lance L. White

Mission & Governance
Paul E. Washington, Chair
Milroy A. Alexander
Lynn Jenkins
Craig A. Meader
Mark J. O’Connor
Carla D. Pratt
Gregg L. Vandaveer
Christopher D. Wente

Operations
Mark. J. O’Connor, Chair
Steve G. Bradshaw
Michael B. Jacobson
Lynn Jenkins
Craig A. Meader, Chair Designate
Jeffrey R. Noordhoek
Gregg L. Vandaveer
Christopher D. Wente

Top of Form
Risk Oversight
Douglas E. Tippens, Chair
Thomas E. Henning
Michael B. Jacobson
Holly Johnson
Kyle J. Heckman
Paul E. Washington
Lance L. White

Executive
Barry J. Lockard, Chair
Milroy A. Alexander, Vice Chair
Thomas E. Henning
Holly Johnson
Mark J. O’Connor
Douglas E. Tippens
Paul E. Washington

This Form 8-K/A additionally reports that on December 20, 2024, FHLBank’s Board of Directors adopted FHLBank’s 2025 Board of Directors Compensation Policy. On December 12, 2024, the FHFA informed FHLBank of its non-objection to the compensation amounts established in FHLBank’s 2024 Board of Directors Compensation Policy, and the 2025 Board of Directors Compensation Policy is consistent with the 2024 amounts.

FHLBank will compensate its directors pursuant to FHLBank’s 2025 Board of Directors Compensation Policy, which will become effective as of January 1, 2025. FHLBank directors will receive the payment of fees that are intended to compensate directors for their time preparing for and attending board and committee meetings and fulfilling the other obligations of a director of FHLBank. The 2025 Board of Directors Compensation Policy establishes a Maximum Annual Compensation, which generally provides that a director (other than board chair, board vice chair, and committee chairs) shall be paid an annual fee of $123,000. The board chair shall be paid an annual fee of $160,000, the board vice chair shall be paid an annual fee of $140,000, and directors serving as committee chairs shall be paid an annual fee of $130,000. In the event an individual serves as both vice chair and as a committee chair, that individual shall be entitled to an increase of $5,000 in their Maximum Annual Compensation. Directors will receive one quarter of the Maximum Annual Compensation following the end of each calendar quarter. Directors will also be entitled to reimbursement for all necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties. Directors may realize the benefit of reasonable spouse/partner/significant other/family guest travel expenses that qualify as perquisites for one meeting per calendar year as designated by the chair of the board. Directors are also entitled to participate in FHLBank’s Benefit Equalization Plan, a non-qualified, unfunded deferred compensation plan, under which each director may defer all or a portion of his or her compensation.

The foregoing description of the 2025 Board of Directors Compensation Policy is qualified in its entirety by reference to the copy of the 2025 Board of Directors Compensation Policy attached hereto as Exhibit 10.1 and incorporated herein by reference.

Top of Form

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index	Exhibit Description
10.1	2025 Board of Directors Compensation Policy
104	Cover Page Interactive Data File embedded within the Inline XBRL document.

Top of Form
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 26, 2024	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Executive Vice President, Chief Mission Officer / Chief Legal Officer